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                                                 Registration No. 33- ____

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                  --------------------

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                  --------------------

                             CONSOLIDATED PRODUCTS, INC.
                (Exact name of registrant as specified in its charter)

        INDIANA                                            37-0684070
   (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                  500 Century Building, 36 South Pennsylvania Street
                             Indianapolis, Indiana 46204
                       (Address of principal executive offices)

             CONSOLIDATED PRODUCTS, INC. 1997 EMPLOYEE STOCK OPTION PLAN
                               (Full title of the Plan)

                  James W. Bear, Senior Vice President and Treasurer
                             CONSOLIDATED PRODUCTS, INC.
                  500 Century Building, 36 South Pennsylvania Street
                             Indianapolis, Indiana 46204
                       (Name and address of agent for service)

                                    (317) 633-4100
                       (Telephone number of agent for service)
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                           CALCULATION OF REGISTRATION FEE
                                  Proposed       Proposed
 Title Of                          Maximum        Maximum
Securities            Amount      Offering       Aggregate        Amount Of
  To Be               To Be         Price         Offering       Registration
Registered          Registered    Per Share*       Price   *         Fee   *
----------          ----------   -----------    -----------      -------------
Common Stock,        550,000      $17.2188       $9,470,340        $2,869.51
$.50 stated value
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 * Determined pursuant to Rule 457(c) and (h) based upon the average of the high and low sale price of the Common Stock on August 8, 1997.

The Index to Exhibits is located on page 8            Total number of pages 14


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                                CROSS-REFERENCE SHEET

                     Between Items in Form S-8 and the Prospectus
                       Pursuant to Regulation S-K, Item 501(b)

Item Number                                        Prospectus Captions
-----------                                        -------------------
1(a).    General Plan Information................General Information; Purpose;
                                                 Administration of the Plan;
                                                 Termination of the Plan;
                                                 Modification of the Plan;
                                                 Adjustment of Shares
1(b).    Securities to be
         Offered.................................General Information

1(c).    Employees Who May Participate
         in the Plan.............................Eligibility, Limits on Options
                                                 Granted

1(d).    Purchase of Securities Pursuant
         to Plan and Payment for Securities
         Offered.................................Eligibility, Limits on Options
                                                 Granted; Option Term;
                                                 Exercise of Options

1(e).    Resale
         Restrictions............................Restrictions on the Sale of
                                                 Stock Purchased Pursuant to
                                                 the Plan

1(f).    Tax Effects of Plan Participation.......Federal Income Tax
                                                 Consequences

1(g).    Investment of Funds.....................Not applicable

1(h).    Withdrawal from the Plan;
         Assignment of Interest..................Termination of Employment;
                                                 Nontransferability of Options

1(i).    Forfeitures and Penalties...............Option Term; Termination of
                                                 Employment; Lapsing of
                                                 Options

1(j).    Charges and Deductions and
         Liens Therefor..........................Not Applicable

2.       Registrant Information and
         Employee Plan Annual Information........General Information;
                                                 Information Incorporated by
                                                 Reference

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference in the registration statement:

    (a)  The registrant's latest annual report on Form 10-K;

    (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above; and

    (c) The description of the registrant's Common Stock contained in the registrant's registration statement filed under section 12 of the Securities Act of 1933, on May 21, 1997, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Indiana Business Corporation Law ("BCL"), the provisions of which govern the registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the


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Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

    The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the appropriate standard of conduct.

    Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or by a committee, or by the shareholders of the corporation.

    In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation, bylaws, resolution or other authorization adopted, after notice by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

    The Amended Articles of Incorporation and the Bylaws of the registrant contain provisions pursuant to which the officers and directors of the registrant are entitled to indemnification as a matter of right against expenses and liabilities incurred by them by reason of their having acted in such capacities if such person has been wholly successful in the defense of such claims or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of the registrant. Such rights are in addition to any other rights of indemnification to which such persons may be entitled by contract or as a matter of law.


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    The registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them of any matter claimed against them in their capacities as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

    The exhibits to the registration statement are listed in the Exhibit Index on Page 8, herein.

ITEM 9. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

                   Provided, however, that paragraphs (a)(l) and (a)(2) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         (c)       To remove from registration by means of a post-effective
                   amendment any of the securities from being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 14, 1997.

                                            CONSOLIDATED PRODUCTS, INC.

                                            By: /s/ Alan B. Gilman
                                               ------------------
                                                President

                              POWER OF ATTORNEY

    Each person whose signature appears below irrevocably constitutes E. W. Kelley, James W. Bear and Mary H. Mueller, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, registration statement has been signed by the following persons in the capacities indicated, on August 14, 1997.


/s/ E. W. Kelley                  Chairman and Director
------------------------

/s/ Alan B. Gilman                Chief Executive Officer,
------------------------          President and Director

/s/ James W. Bear                 Senior Vice President and Treasurer
------------------------          (Principal Financial Officer and Principal
                                  Accounting Officer)

/s/ Gregory G. Fehr               Vice President and Controller
------------------------

/s/ S. Sue Aramian                Vice Chairwoman and Director
------------------------

/s/ Alva T. Bonda                 Director
------------------------

/s/ Neal Gilliatt                 Director
------------------------

/s/ Charles E. Lanham             Director
------------------------

/s/ J. Fred Risk                  Director
------------------------

/s/ John W. Ryan                  Director
------------------------

/s/ James Williamson, Jr.         Director
------------------------

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                             CONSOLIDATED PRODUCTS, INC.
                                       FORM S-8
                                    EXHIBIT INDEX

Exhibit Number
  Assigned In                                                    Page Number
Regulation S-K                                                  In Sequential
   Item 601                  Description of Exhibit            Numbering System
---------------              ----------------------            ----------------
    (4)  4.01                Specimen Certificate
                             representing Common Stock of
                             Consolidated Products, Inc.
                             (Incorporated by reference to
                             Exhibit 4.01 to the
                             registrant's Quarterly Report on
                             Form 10-Q for the fiscal quarter
                             ended April 9, 1997).

         4.02                Form of Stock Option Agreement           9

    (5)  5.01                Opinion of Ice Miller Donadio &         12
                             Ryan

    (15)                     No Exhibit.

    (23)  23.01              Consent of Ice Miller Donadio &
                             Ryan. (Included as a part of
                             Exhibit 5.01.)

          23.02              Consent of Ernst & Young LLP            14

    (24)  24.01              Power of Attorney (See Signature
                             Page.)

    (27)                     No Exhibit.

    (99)                     No Exhibit.


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